UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2005

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

333 CLAY STREET, SUITE 1100

HOUSTON, TEXAS 77002

(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 20, 2005, Whittier Energy Corporation, a Nevada corporation (“Whittier”), announced the execution of an Agreement and Plan of Merger, effective as of April 18, 2005 (the “Merger Agreement”), by and among Whittier, RPC Acquisition Company, Inc., a Delaware corporation and wholly owned subsidiary of Whittier (“Merger Sub”), and  RIMCO Production Company, Inc., a Delaware corporation (“RIMCO”), pursuant to which Whittier has agreed to purchase all of the issued and outstanding shares of RIMCO common stock for $56 million, including $55 million in cash and $1 million in assumed bank debt.

The Merger Agreement was unanimously approved by the boards of directors of Whittier and RIMCO.  Under the terms of the agreement, the Merger Sub will merge with and into RIMCO (the “Merger”), with RIMCO surviving the Merger as a wholly owned subsidiary of Whittier.

Consummation of the Merger is conditioned upon, among other things, (1) attainment by Whittier of cash funds necessary to close the transaction, (2) approval of the Merger by the stockholders of RIMCO, (3) the receipt of all required regulatory approvals, (4) absence of any order or injunction prohibiting the consummation of the Merger, (5) subject to certain exceptions, the accuracy of representations and warranties with respect to RIMCO’s or Whittier’s business, as applicable.  The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Whittier may be required to pay RIMCO a termination fee of $1 million, which Whittier has deposited into an escrow account. Upon closing of the Merger, the $1 million amount will be applied against the purchase price.  It is anticipated that the Merger will be completed on or before June 17, 2005.

RIMCO has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) to conduct its businesses in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and (ii) to cause a meeting of its stockholders to be held to consider the adoption of the Merger Agreement.

In connection with the Merger Agreement, Whittier, Merger Sub and certain stockholders of RIMCO have entered into a voting agreement (the “Voting Agreement”) pursuant to which they have agreed, among other things, to vote all shares of RIMCO common stock owned by each of them in favor of the Merger.  As of the date of this report, such stockholders own 1,083,069 shares, or approximately 55.6%, of the issued and outstanding common stock of RIMCO.

Item 7.01 Regulation FD Disclosure.

On April 20, 2005, Whittier issued a press release (the “Press Release”) announcing that Whittier, Merger Sub and RIMCO had entered into the Merger Agreement, as described in Item 1.01 of this report.  The Press Release is included herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and the exhibit hereto is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference to any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits.

Exhibit No.	Description
99.1	Press Release issued on April 20, 2005 by Whittier Energy Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: April 20, 2005	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued on April 20, 2005 by Whittier Energy Corporation.